EXHIBIT 99.1

INDEPENDENT AUDITOR'S REPORT


To the SFX Entertainment Profit Sharing and 401(k) Plan
San Antonio, Texas


We have audited the accompanying financial statement of the SFX Entertainment Profit Sharing and 401(k) Plan as of December 31, 2000, and the related statement of changes in net assets available for plan benefits for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and supplemental schedule based on our audits. The financial statements of the SFX Entertainment Profit Sharing and 401(k) Plan as of December 31, 1999, were audited by other auditors whose report dated June 23, 2000, expressed an unqualified opinion.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and supplemental schedule are free of material misstatement. An audit includes examining on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the SFX Entertainment Profit Sharing and 401(k) Plan as of December 31, 2000, and the changes in its net assets available for benefits for the year then ended in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as whole. The supplemental schedule of assets held for investment purposes as of December 31, 2000, is presented for purposes of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ Hanke, Green & Stein
June 18, 2001